UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Public Offering of Senior Notes Due 2025 and Senior Notes Due 2030

On April 22, 2020, Equifax Inc. (the “Company”) executed an Underwriting Agreement with BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein, with regard to the issuance and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 2.600% Senior Notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of the Company’s 3.100% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”). The Notes are issued pursuant to an Indenture dated as of May 12, 2016 between the Company and U.S. Bank National Association, as Trustee (the “Indenture”), as supplemented by each of (i) a Seventh Supplemental Indenture relating to the 2025 Notes and dated as of April 27, 2020 and (ii) an Eighth Supplemental Indenture relating to the 2030 Notes and dated as of April 27, 2020.

Interest on the 2025 Notes will accrue from their date of issuance at a rate of 2.600% per year and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. Interest on the 2030 Notes will accrue from their date of issuance at a rate of 3.100% per year and will be payable in cash semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020.

The 2025 Notes will mature on December 15, 2025 and the 2030 Notes will mature on May 15, 2030. Prior to (i) with respect to the 2025 Notes, November 15, 2025 (one month prior to the maturity date of the 2025 Notes) and (ii) with respect to the 2030 Notes, February 15, 2030 (three months prior to the maturity date of the 2030 Notes), the Company may redeem all or a portion of the Notes at any time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption and (2) the sum of the present values of the remaining scheduled payments (assuming that the 2025 Notes matured on November 15, 2025 and the 2030 Notes matured on February 15, 2030) of principal and interest in respect of the Notes being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date, on a semi-annual basis, at the treasury rate plus 35 basis points in the case of the 2025 Notes and plus 40 basis points in the case of the 2030 Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

Beginning (i) with respect to the 2025 Notes, November 15, 2025 and (ii) with respect to the 2030 Notes, February 15, 2030, the Company may redeem all or a portion of the Notes at any time, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The net proceeds from this offering will be approximately $989.7 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes, which may include the repayment of a portion of its 2021 debt maturities. The Company may also use the proceeds to repay borrowings under its receivables funding facility or under its unsecured revolving credit facility.

The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s effective Registration Statement on Form S-3 (File No. 333-232854) filed with the Securities and Exchange Commission on July 26, 2019: (i) the Underwriting Agreement, filed as Exhibit 1.1 hereto; (ii) the Seventh Supplemental Indenture between the Company and the Trustee, including the form of Note as Exhibit A, filed as Exhibit 4.1 hereto; (iii) the Eighth Supplemental Indenture between the Company and the Trustee, including the form of Note as Exhibit A, filed as Exhibit 4.2 hereto; (iv) the opinion of counsel addressing the validity of the Notes, filed as Exhibit 5.1 hereto; and (v) the opinion of John J. Kelley III, Chief Legal Officer of the Company, addressing certain other legal matters, filed as Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of April 22, 2020, by and among Equifax Inc. and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (filed herewith).

4.1	Seventh Supplemental Indenture, dated as of April 27, 2020, between Equifax Inc. and the Trustee, including the form of 2025 Note as Exhibit A (filed herewith).

4.2	Eighth Supplemental Indenture, dated as of April 27, 2020, between Equifax Inc. and the Trustee, including the form of 2030 Note as Exhibit A (filed herewith).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

5.2	Opinion of John J. Kelley III, Chief Legal Officer of Equifax Inc. (filed herewith).

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 filed herewith).

23.2	Consent of John J. Kelley III, Chief Legal Officer of Equifax Inc. (contained in Exhibit 5.2 filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: April 27, 2020